GraniteShares Gold Trust S-1/A

Exhibit 10.3

MARKETING SERVICES AGREEMENT

THIS AGREEMENT is made and entered into as of this 24th day of July, 2017 on behalf of GraniteShares Gold Trust (the “Trust”) by and between GraniteShares, LLC, a Delaware limited liability company with its principal office and place of business at 30 Vesey Street 9th Floor, New York, New York 10007, as agent of the Trust (the “Client”) and Foreside Fund Services, LLC, a Delaware limited liability company (“Foreside,” and together with the Client, each, a “Party,” and collectively, the “Parties”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed thereto in the Trust’s Prospectus included its Registration Statement on Form S-1 (Registration No. 333-219319), as it may be amended from time-to-time.

WHEREAS, the establishment, operation and administration of the Trust will be governed in accordance with the terms of a certain Depository Trust Agreement (the “Trust Agreement”); and

WHEREAS, the Client, as sponsor of the Trust and on behalf of the Trust, has filed with Securities and Exchange Commission (the “Commission” or “SEC”) a registration statement on Form S-1 (CIK No. 0001690437) (together as applicable with amendments thereto), including as part thereof a prospectus (the “Prospectus”), under the Securities Act of 1933 (the “1933 Act”), the forms of which have heretofore been delivered to the Marketing Agent; and

WHEREAS, the Trust Agreement provides that the Client, as sponsor of the Trust, shall be responsible for the marketing expenses of the Trust; and

WHEREAS, the Trust and the Client wish to employ Foreside to provide certain services for the Trust and the Client on the terms and conditions hereinafter set forth and additional services as may be agreed from time-to-time; and

WHEREAS, Foreside is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Services.

A.          Foreside agrees to provide the services listed in Exhibit A.

B.          Pursuant to a certain Securities Activities and Services Agreement, Foreside will hold the FINRA registration of certain employees of an affiliate of the Client who will market the Trust.

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C.          Foreside shall perform all duties set forth herein in compliance with all applicable laws and any exemptions thereof (including state and federal securities laws) as well as the laws, rules, and/or regulations of the securities exchanges and all other governmental, regulatory and self-regulatory authorities and organizations having jurisdiction over them.

D.          The services furnished by Foreside hereunder are not to be deemed exclusive and Foreside shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

2.           Delivery of Documents. Contemporaneous with the effective date of this Agreement, the Client shall deliver to Foreside copies of the following documents:

the then current Prospectus for the Trust;

any relevant policies and procedures adopted by the Client or the Trust or its service providers that are applicable to the services provided by Foreside; and

any other documents, materials or information that Foreside shall reasonably request to enable it to perform its duties pursuant to this Agreement.

The Client shall thereafter deliver to Foreside as soon as is reasonably practical any and all amendments to the documents required to be delivered under this Section.

3.           Representations, Warranties and Covenants of the Client.

A.          The Client hereby represents and warrants to Foreside, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and in good standing under the laws of its jurisdiction of organization;

(ii)	this Agreement has been duly authorized, executed and delivered by the Client and, when executed and delivered, will constitute a valid and legally binding obligation of the Client, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;

(iv)	the Prospectus has been prepared in conformity with the requirements of the 1933 Act; and

(vi)	it not required to be registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).

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(vii)	all necessary approvals, authorizations, consents or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Trust in connection with the issuance and sale of the Shares, including registration of the Shares under the 1933 Act, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered.

B.          The Client shall fully cooperate in the efforts of Foreside in the provision of the services. In addition, the Client shall keep Foreside fully informed of its affairs as they relate to the provision by Foreside of the services under this Agreement and shall provide to Foreside from time to time copies of all information that Foreside may reasonably request for use in connection with the provision of the Services.

4.           Representations, Warranties and Covenants of Foreside.

A.          Foreside hereby represents and warrants to the Client, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)	this Agreement has been duly authorized, executed and delivered by Foreside and, when executed and delivered, will constitute a valid and legally binding obligation of Foreside, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and

(iv)	it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

B.          In connection with all matters relating to this Agreement, Foreside will comply with the applicable requirements of the 1933 Act, the 1934 Act, the regulations of FINRA and any other applicable self-regulatory organization, and all other applicable federal or state laws and regulations.

5.           Compensation. As compensation for the services performed and the expenses assumed by Foreside under this Agreement, Foreside shall be entitled to the fees and expenses set forth in Exhibit B.

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6.           Indemnification.

A.          The Client shall indemnify, defend and hold Foreside, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled Foreside within the meaning of Section 15 of the 1933 Act (collectively, the “Foreside Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Foreside Indemnitee may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Client’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Client’s failure to comply with any applicable securities laws or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or the common law, or any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Trust are sold, provided, however, that the Client’s obligation to indemnify any of the Foreside Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature in reliance upon and in conformity with information relating to Foreside and furnished to the Client or its counsel by Foreside in writing and acknowledging the purpose of its use. In no event shall anything contained herein be so construed as to protect Foreside against any liability to the Client to which Foreside would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

The Client’s agreement to indemnify the Foreside Indemnitees with respect to any action is expressly conditioned upon the Client being notified of such action or claim of loss brought against any Foreside Indemnitee, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Foreside Indemnitee, unless the failure to give notice does not prejudice the Client.

B.          The Client shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Client elects to assume the defense, such defense shall be conducted by counsel chosen by the Client and approved by Foreside, which approval shall not be unreasonably withheld. In the event the Client elects to assume the defense of any such suit and retain such counsel, the Foreside Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Client does not elect to assume the defense of any such suit, or in case Foreside does not, in the exercise of reasonable judgment, approve of counsel chosen by the Client or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Client and the Foreside Indemnitee(s), the Client will reimburse the Foreside Indemnitee(s) in such suit, for the fees and expenses of any counsel retained by Foreside and them.

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C.          Foreside shall indemnify, defend and hold the Client, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Client within the meaning of Section 15 of the 1933 Act (collectively, the “Client Indemnitees”), free and harmless from and against any and all Losses that any Client Indemnitee may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon (i) Foreside’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) Foreside’s failure to comply with any applicable securities laws or regulations or applicable rules and regulations of any self-regulatory organization, including, without limitation, FINRA; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Client by Foreside in writing. In no event shall anything contained herein be so construed as to protect the Client against any liability to Foreside to which the Client would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

Foreside’s agreement to indemnify the Client Indemnitees is expressly conditioned upon Foreside being notified of any action or claim of loss brought against a Client Indemnitee, such notification to be given by letter addressed to Foreside’s Legal Department, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Client Indemnitee, unless the failure to give notice does not prejudice Foreside.

E.          Foreside shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if Foreside elects to assume the defense, such defense shall be conducted by counsel chosen by Foreside and approved by the Client Indemnitee, which approval shall not be unreasonably withheld. In the event Foreside elects to assume the defense of any such suit and retain such counsel, the Client Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them. If Foreside does not elect to assume the defense of any such suit, or in case the Client does not, in the exercise of reasonable judgment, approve of counsel chosen by Foreside or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both Foreside and the Client Indemnitee(s), Foreside will reimburse the Client Indemnitee(s) in such suit, for the fees and expenses of any counsel retained by the Client and them.

F.          No person shall be obligated to provide indemnification under this Section 6 if such indemnification would be impermissible under the 1933 Act, the 1934 Act or the rules of the FINRA; provided, however, in such event indemnification shall be provided under this Section 6 to the maximum extent so permissible.

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7.           Limitations on Damages. Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

8.           Force Majeure. Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities that are beyond the control of the Party, and the other Party shall have no right to terminate this Agreement in such circumstances.

9.            Duration and Termination.

A.          This Agreement shall become effective as of the date first set forth above. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods.

B.          Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, upon no less than 60 days’ written notice, by either the Client or by Foreside.

10.          Privacy. In accordance with Regulation S-P, Foreside will not disclose any non-public personal information, as defined in Regulation S-P, received from the Client or the Trust regarding any Trust shareholder; provided, however, that Foreside may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Foreside. Foreside shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Trust.

The Client represents to Foreside that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide to Foreside a copy of that statement annually. Foreside agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information.

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11.          Confidentiality. During the term of this Agreement, Foreside and the Client may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to Foreside or the Client which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the disclosing party (“Disclosing Party”); (ii) information that is disclosed to the receiving party (“Receiving Party”) by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any applicable governmental agency or self-regulatory organization; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other Party; provided that in the event of (i) or (ii) the Disclosing Party shall give the other Party reasonable prior notice of such disclosure to the extent reasonably practicable and cooperate with the other Party (at such other Party’s expense) in any efforts to prevent such disclosure.

12.          Notices. Any notice required or permitted to be given by any Party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other Party’s address as set forth below:

Notices to Foreside shall be sent to:

Foreside Fund Services, LLC

Attn: Legal Department

Three Canal Plaza, Suite 100

Portland, ME 04101

(207) 553-7110

Fax: (207) 553-7151

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Notices to the Client shall be sent to:

GraniteShares, LLC

Attn: Benoit Autier

30 Vesey Street, 9th Floor

New York, NY 10007

Phone: 917-338-0565

Email: benoit.autier@graniteshares.com

13.          Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Foreside and the Client.

14.          Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

15.          Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the Parties’ representatives, successors, heirs, and permitted assigns, as applicable. A change in control shall not be construed to be an assignment.

16.          Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

17.          Survival. The provisions of Sections 6, 7, 10, and 11 of this Agreement shall survive any termination of this Agreement.

18.          Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

19.          Counterparts. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

FORESIDE FUND SERVICES, LLC

By:	/s/ Mark Fairbanks
Mark Fairbanks
Vice President

GRANITESHARES, LLC

By:	/s/ William Rhind
William Rhind
Managing Member

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EXHIBIT A

Services:

1.	Review all proposed advertising materials and sales literature for compliance with applicable laws and regulations; file with appropriate regulators those advertising materials and sales literature as required; furnish to the Client any comments provided by regulators with respect to such materials and use its best efforts to obtain approval of such advertising materials by such regulators and sales literature when required.

2.	Prepare and provide compliance policies and procedures for complying with applicable laws, rules and regulations under the 1933 Act, including, without limitation, Rules 134, 135 and 433 under the Securities Act, and the rules and regulations of any applicable self-regulatory organizations, including the Financial Regulatory Authority (“FINRA”).

3.	Consult with Trust’s legal counsel when requested in connection with the services provided pursuant to the Agreement.

4.	Prepare, maintain and reproduce when requested all applicable books and records related to the services provided pursuant to the Agreement.

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EXHIBIT B

Compensation

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